Exhibit 10.2

                                 LEASE AGREEMENT

                           ISTAMBUL, TURKEY 01/08/2014

ISMAIL KAYA hereinafter referred to as the LESSOR.
-AND-
NIMTECH CORP. hereinafter referred to as the LESSEE.

TERMS AND CONDITIONS

1. PURPOSES: That premises hereby leased shall be used exclusively by the LESSEE for commercial purposes only and shall not be diverted to other uses. It is hereby expressly agreed that if at any time the premises are used for other purposes, the LESSOR shall have the right to rescind this contract without prejudice to its other rights under the law. According to the agreement we lease 50 square meters of premises on the first floor of the building at Perpa Ticaret Merkezi, B Blok, Kat: 9, No: 1524, Istanbul.

2. TERM: This term of lease is for 2 YEAR from January 01, 2015 to January 01, 2017 inclusive. Upon its expiration, this lease may be renewed under such terms and conditions as my be mutually agreed upon by both parties, written notice of intention to renew the lease shall be served to the LESSOR not later than seven
(7) days prior to the expiry date of the period herein agreed upon.

3. RENTAL RATE: the agreed annual rental fee is $6,000 for the first year of lease and will be reduced to $5,400 for the second year of lease.

4. FORCE MAJEURE: If whole or any part of the leased premises shall be destroyed or damaged by fire, flood, lightning, typhoon, earthquake, storm, riot or any other unforeseen disabling cause of acts of God, as to render the leased premises during the term substantially unfit for use and occupation of the LESSEE, then this lease contract may be terminated without compensation by the LESSOR or by the LESSEE by notice in writing to the other.

5. LESSOR'S RIGHT OF ENTRY: The LESSOR or its authorized agent shall after giving due notice to the LESSEE shall have the right to enter the premises in the presence of the LESSEE or its representative at any reasonable hour to examine the same or make repairs therein or for the operation and maintenance of the building or to exhibit the leased premises to prospective LESSEE, or for any other lawful purposes which it may deem necessary.

6. EXPIRATION OF LEASE: At the expiration of the term of this lease or cancellation thereof, as herein provided, the LESSEE will promptly deliver to the LESSOR the leased premises with all corresponding keys and in as good and tenable condition as the same is now, ordinary wear and tear expected devoid of all occupants, movable furniture, articles and effects of any kind. Non-compliance with the terms of this clause by the LESSEE will give the LESSOR the right, at the latter's option, to refuse to accept the delivery of the premises and compel the LESSEE to pay rent therefrom at the same rate plus Twenty Five (25) % thereof as penalty until the LESSEE shall have complied with the terms hereof. The same penalty shall be imposed in case the LESSEE fails to leave the premises after the expiration of this Contract of Lease or termination for any reason whatsoever.

 7. NIMTECH CORP and ISMAIL KAYA have signed lease agreement as of 01/08/2014 coming into force January 01, 2015.

ISMAIL KAYA                                       NIMTECH CORP


/s/ Ismail Kaya                                   /s/ Badria Alhussin
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